Exhibit 10.67

AMD_00061392.0

Client Code/Reference No: 130339

AMENDMENT

Effective Date as of December 16, 2011

AMENDMENT to the Index License Agreement for Funds (the “Agreement”), dated as of May 18, 2000, by and between MSCI Inc. (formerly known as Morgan Stanley Capital International, Inc.) (“MSCI”) and BlackRock Institutional Trust Company, N.A. (formerly known as Barclays Global investors, N.A.) (“Licensee”). Capitalized terms used herein but not otherwise defined herein shall have the meanings ascribed to them in the Agreement.

1.	Licensee may publish the following Fund and Index information at the following frequencies on its web sites within ishares.com, and in Licensee’s printed materials regarding each Fund and Index:

Fund Information

Information	Frequency
Fund Holdings and aggregate weight	Daily
Sector Diversification	Daily
Country / Geographic Allocation	Daily
Number of Securities	Daily
Financial Characteristics (aggregate level only): Median Market Capitalization, PE Ratio, PB Ratio, R-Squared, Beta, 30-Day Yield, ROE, Earnings Growth, Foreign Holdings, Turnover Rate for most recent year.	Daily
Volatility Characteristics	Daily
Performance Returns	Daily

Index Information

Information	Frequency
Sector Diversification	Monthly, 10 day delay
Country / Geographic Allocation	Monthly, 10 day delay
Number of Constituents	Monthly, 10 day delay
Financial Characteristics (aggregate level only): Median Market Capitalization, PE Ratio, PB Ratio, ROE, Earnings Growth Rate, Foreign Holdings.	Monthly, 10 day delay
Volatility Measures	Monthly, 10 day delay
Performance returns	Same frequency as MSCI.com

provided that each such web site and printed publication includes the disclaimers required by the Agreement, as applicable, and each such page of the web site and printed publication containing any such data shall include the following additional disclaimer:

You agree not to reproduce, distribute or disseminate Fund holdings information, defined and limited to constituents, weights, valuation ratios, and volatility characteristics, or any Index holdings information, in whole or in part, in any form without prior written permission from MSCI. All such information is provided on an “as is” basis, and MSCI makes no express or implied warranties or representations of any kind with respect to any of the information contained herein (including, without limitation, with respect to the accuracy, completeness, reliability, merchantability or fitness for a particular purpose of any such information or any financial results you may achieve from its use). In no event shall MSCI or its affiliates have any liability relating to the use of any such information. You may use this information solely for informational purposes in order to review the holdings of your investment. You may not make any other use of this information, including, without limitation, in connection with or as the basis for any other financial product or index.

In addition, notwithstanding anything to the contrary in the Agreement, Licensee may distribute daily through Licensee’s website, with or without password protection, the relevant portfolio composition file (PCF) and PCF proof of the Fund’s portfolio, provided, any such website shall contain the disclaimers required by the Agreement and this Amendment, or otherwise agreed to in writing by the parties. Upon written notice to Licensee, MSCI may withdraw any such distribution approval.

MSCI may terminate this disclosure right upon written notice to Licensee if MSCI determines in its good faith reasonable discretion that such disclosure is cannibalizing or otherwise detrimentally affecting MSCI’s business, provided that the rights to distribute the data cannot be revoked to the extent that it is required to be published pursuant to applicable law.

The above disclosure rights shall only apply with respect to Funds that are traded on an exchange.

2.	This Amendment is intended to amend and operate in conjunction with the Agreement and together this Amendment and the Agreement constitute the complete and exclusive statement of the agreement between the parties and supersede in full all prior proposals and understandings, oral or written, relating to the subject matter hereof. No right or license of any kind is granted to Licensee except as expressly provided in the Agreement and this Amendment. This Amendment shall be governed by, and construed in accordance with, the laws of the State of New York without regard to its conflict or choice of laws principles.

BlackRock Institutional Trust Company, N.A.		MSCI INC.

By	/s/ Jenni A. Lee	By	/s/ David Dalpe
Name and Title Jenni A. Lee / Director		Name and Title David Dalpe
(printed)		(printed) Vice President

BlackRock Institutional Trust Company, N.A.

By	/s/ Timothy M. Meyer
Name and Title Timothy M. Meyer / M. Director
(printed)